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                                                                    Exhibit 99.1


                                  SOHU.COM INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Sohu.com Inc. (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Charles Zhang, President, Chief Executive Officer and Chairman of the Board of Directors of the Company, certify, pursuant to U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of June 30, 2002 and results of operations of the Company for the three and six months ended June 30, 2002.



                                    /s/ Dr. Charles Zhang
                                    ---------------------

                                    Dr. Charles Zhang, President, Chief
                                    Executive Officer and Chairman of the
                                    Board of Directors

                                    August 13, 2002